Exhibit 99.1

CONTACTS: Suzanne Herrick, Fedoruk & Associates, Inc., 612-247-3079, suzanne@fedorukinc.com

    Nello Gonfiantini, Diego Pellicer Worldwide, Inc., 775-690-2188, nello@diego-pellicer.com

    Neil Demers, Diego Pellicer Colorado, 720-937-9073, neil@diego-pellicer.com

WEBSITE: www.diego-pellicer.com; co.diego-pellicer.com

FOR IMMEDIATE RELEASE

#GetPounded To Celebrate 420 At Diego Pellicer – Colorado

Diego Pellicer Worldwide, Inc. branded location offers raffle, exclusive deals and more

DENVER (April 9, 2019) – On 420, millions of citizens will show their support for the legalization of cannabis, taking to state capitals in states where the struggle continues and taking to dispensaries where progress has taken place. At the Diego Pellicer Worldwide, Inc. (OTCQB: DPWW) branded location in Denver, it will be an all-out celebration.

“April 20th isn’t just a date on the calendar. It marks a moment in history when this nation began to realize the benefits of cannabis. We support those who continue the fight in states considering legalization and celebrate with those who had achieved success,” said Ron Throgmartin, chief executive officer, Diego Pellicer Worldwide, Inc.

#GetPounded in April

Diego Pellicer – Colorado is raffling an entire pound of an exotic flower strain of cannabis to one lucky winner. Each purchase between April 1 and April 30 enters customers into a raffle for a chance to win. The grand prize “pound” winner will receive a total of 16 ounces of marijuana, to be purchased in 16 separate ounce increments for $1 each ($3,840 retail value). The winning name will be drawn on April 30Xat 4:20 p.m.

On April 20, the first 250 customers through the door will receive a limited edition gift bag filled with gear from the top names in Colorado cannabis including Nomad, GreenDot, Olio, Loves Oven, Northern Standard, Sweet Grass, Viloa, Cannapunch, Craft and more. The line starts at 7 a.m. on April 20 and the store opens at 8 a.m. The store is located at 2949 West Alameda Ave. in Denver.

Colorado customers can also look for additional deals, coupons and discounts in “Westword” through the store’s “takeover ” of the 420 edition of the independent print and digital news source in Denver.

“Colorado has been progressive in understanding of the importance of cannabis," said Nicholas Jack, chief retail officer, Diego Pellicer – Colorado. "We are proud to be here and celebrate this day.”

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#Pre-order via the Diego Pellicer – Colorado App

To better serve increasing demand, Diego Pellicer – Colorado has introduced an app for Android. Customers can order from current, in-store inventory, browse the product photo gallery, take a virtual tour of the store, get instant notifications of product specials and stay connected via Facebook, Instagram and YouTube. The app can be downloaded directly at https://co.diego-pellicer.com/android/

About Diego Pellicer Worldwide, Inc. (OTCQB: DPWW)

Diego Pellicer Worldwide, Inc. is the premium marijuana brand and management company. In addition to its branded locations in Colorado and Washington, the company actively seeks to develop and manage high-end, turnkey cannabis retail stores. When federally legal, DPWW is positioned to become a national, vertically integrated marijuana company. To learn more about how to become a branded Diego Pellicer retailer, cultivator or investor visit www.Diego-Pellicer.com.

Safe Harbor Statement

Certain statements contained in this press release may be construed as "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

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